As filed with the Securities and Exchange Commission on November 4, 2022.

Registration No. 333-268103

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	2834	98-0647155
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

(416) 847-6898

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

(416) 847-6898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gail Farfel, Ph.D.	Thomas M. Rose
Chief Executive Officer	Troutman Pepper Hamilton Sanders LLP
Suite 200, 1920 Yonge Street	401 9th Street NW, Suite 1000
Toronto, Ontario M4S 3E2	Washington, D.C. 20004 Telephone: (757) 687-7715
Telephone: (416) 847-6898

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) is being filed as an exhibit-only filing solely to correct a technical error with our auditor consent filed as Exhibit 23.1 to the Registration Statement on Form S-1 (File No. 333-268103) (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission on November 1, 2022. Due to technical error by our financial printer, Exhibit 23.1 was not properly filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibit 23.1. The Amendment should be read in conjunction with the “FREQUENTLY USED TERMS” section of the Registration Statement. This amendment does not modify any other portion of the preliminary prospectus that forms a part of the Registration Statement. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses payable by the registrant in connection with the offering described in this registration statement. All amounts are estimates except the SEC registration fee.

SEC expenses	$1,158
Accounting fees and expenses	25,000
Legal fees and expenses	120,000
Miscellaneous	10,000
Total(1)	$156,158

(1)	Discounts, concessions, commissions and similar selling expenses attributable to the sale of common shares covered by this prospectus will be borne by the Selling Shareholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 14.	Indemnification of Directors and Officers.

Under the CBCA, the Company may indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity. The CBCA also provides that the Company may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•	acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

II-1

The Company’s by-laws provide it may indemnify, subject to the CBCA, each of its current directors or officers or former directors or officers of the Company or of a corporation of which the Company is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Company or a director or officer of such corporation, including any action brought by the Company or any such corporation.

The Company maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 15.	Recent Sales of Unregistered Securities.

The following information represents securities sold by the Company within the past three years through September 30, 2022 which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities and new securities resulting from the modification of outstanding securities. The Company sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder. The information presented below with respect to securities sold or granted and the exercise price of certain securities has been adjusted to account for the Reverse Share Split.

2019

On January 2, 2019, the Company granted 16,667 Stock Options with an exercise price per Stock Option of C$15.00 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On January 22, 2019, the Company completed a private placement of 159,333 units at C$13.80 per unit, for gross proceeds of C$2,198,800. Each unit consisted of one Common Share and one Common Share purchase warrant. Each warrant entitles the holder to purchase one Common Share at an exercise price of C$28.80 each at any time for five years following closing of the private placement, subject to earlier expiry upon 30 days’ notice if, at any time after four months from closing (until January 23, 2024), the 20-day VWAP of Common Shares is greater than C$60.00, and ProMIS may accelerate the expiry of the Warrants by issuing a press release announcing the reduced term and expiry not less than 30 days after the publication date of such press release. In connection with the offering, the Company also issued a total of 2,742 finder’s warrants equal to 7% of the number of units sold to purchasers introduced by such finders. The finder’s warrants have the same term as the offering warrants.

On March 15, 2019, the Company issued 4,167 Common Shares at a price per share of C$18.00 for total aggregate consideration of C$75,000 upon the exercise of warrants.

On March 26, 2019, the Company issued 1,458 Common Shares at a price per share of C$12.00 for total aggregate consideration of C$17,500 upon the exercise of warrants.

In June 2019, the Company closed a private placement, consisting of 78,000 Units at C$15.00 for gross proceeds of C$1,170,000. Each Unit consisted of one Common Share and one warrant, with each warrant entitling the holder thereof to purchase one Common Share at an exercise price of C$21.00 per Common Share at any time for five years (until June 26, 2024) following the closing of the private placement.

On September 19, 2019, the Company granted 4,167 Stock Options with a price per Stock Option of C$13.80 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On December 31, 2019, the Company completed a private placement of 233,361 Units at C$12.00 per Common Share for total gross proceeds of C$2,800,333, issued in two tranches completed on November 15 and December 31, 2019. Each Unit consisted of one Common Share and one warrant, with each warrant entitling the holder thereof to purchase one Common Share at an exercise price of C$21.00 per Common Share at any time up to five years following closing of the private placement. In connection with the offering, the Company also issued a total of 2,707 finder’s warrants equal to 7% of the number of units sold to purchasers introduced by such finders. The finder’s warrants have the same term as the offering warrants.

II-2

2020

On February 25, 2020, the Company reported a total of 79,838 of the Common Share purchase warrants issued on February 10 and February 21, 2017 in a non-brokered private placement were exercised at a price of C$12.00 per Common Share for gross proceeds of C$958,051, which warrants expired on February 21, 2020.

On February 28, 2020, the Company granted 6,667 Stock Options with an exercise price per Stock Option of C$12.00 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On March 24, 2020, the Company announced that it had received TSX approval to reprice to C$7.80 each, in aggregate, 736,376 outstanding warrants issued between August 9, 2017 and December 30, 2019, all expiring 5 years from the original date of issuance. The warrant repricing period was effective from April 8, 2020 to May 22, 2020. In April and May 2020, the Company received gross proceed of C$1,239,195 from the exercise of 158,871 warrants from the warrant repricing program. At the end of the warrant repricing period, the warrants reverted to the original exercise price. All other terms of the warrants remain unchanged.

On April 15, 2020, the Company granted 2,500 Stock Options with an exercise price per Stock Option of C$9.00 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On October 23, 2020, the Company proceeded with a private placement offering (the “SW Offering”) of 279,613 special warrants (“Special Warrant”) at a price of C$7.20 per Special Warrant, for aggregate gross proceeds of up to C$3,000,000. The SW Offering closed in two tranches: the first in the amount of 230,326 Special Warrants closed on November 5, 2020 raising gross proceeds of $1,658,349.72; and the second in the amount of 40,000 Special Warrants closed on November 16, 2020, raising gross proceeds of $288,000 (the November 5 and 16, 2020 closings collectively, the “Closing”). Each Special Warrant is exercisable without payment of any additional consideration by the holder, into one unit (“Special Unit”), with each Special Unit consisting of one Common Share and one transferable Common Share purchase warrant (“Unit Warrant”). Each Unit Warrant entitles the holder thereof to acquire one Common Share (“Unit Warrant Share”) at an exercise price of C$12.00 per Unit Warrant Share for a period of 60 months after the Closing, subject to acceleration of the expiry date described as follows. If at any time after the expiry of the four-month hold period applicable to the Unit Warrants, the twenty-day VWAP of the Common Shares on the TSX, or such other exchange on which the Common Shares may be listed, is greater than C$36.00, the Company may deliver a notice to the holders of Unit Warrants accelerating the expiry date to a date that is not less than 30 days following the date of such notice. In connection with Offering, the Company issued 8,120 compensation warrants (“Compensation Warrants”) on November 5, 2020 and an additional 1,167 Compensation Warrants on November 16, 2020 for a total of 9,287 Compensation Warrants. The Compensation Warrants have the same terms as the Unit Warrants, except that the compensation warrants were immediately issued on November 5 and 16, 2020.

The Special Warrants will be deemed to be automatically exercised at 1:00 p.m. PT (the “Deemed Exercise Time”) on the earlier of the date that is (i) the third business day after a receipt for a final prospectus qualifying the distribution of the shares and Unit Warrants issuable upon the conversion of the Special Warrants and (ii) 4 months and one day after the issue date of the Special Warrants. The Special Warrants will be deemed to have been exercised, delivered and surrendered by the holder thereof immediately prior to the Deemed Exercise Time without any further action on the part of the holder. The Company filed a preliminary short form prospectus dated November 26, 2020 to qualify the distribution of certain Units Warrants upon deemed conversion of the Special Warrants. However, the Special Warrants automatically converted on March 5, 2021 and March 17, 2021, as applicable, during the review process. The Corporation therefore did not file a final short form prospectus and a final receipt was not issued.

2021

On March 5 and 17, 2021, the Special Warrants issued by the Company in the SW Offering automatically converted, without payment of any additional consideration by the holder of the Special Warrants, into Special Units of the Company consisting of one Common Share and one Unit Warrant, pursuant to the terms of the Special Warrant. Upon the conversion of the Special Warrants, the holders of the Special Warrants were issued a total of 279,613 Common Shares and 279,613 Unit Warrants.

II-3

On March, 22, 2021, the Company completed a private placement for gross proceeds of $7 million by debentures convertible into Common Shares, at the option of the debenture holder, at $6.00 per Common Share and accrue interest at 1% per annum, which is payable annually. Interest may be paid in cash or in Common Shares, at the option of ProMIS (such number of Common Shares area to be determined by dividing the interest due by the 5-day VWAP of the Common Shares). The Debentures mature on March 22, 2026, and ProMIS has the option, prior to the maturity date, to force conversion of the Debentures at the conversion price upon raising $50 million in equity and/or debt cumulatively. At maturity ProMIS may redeem the outstanding principal amount of the Debentures in either cash or Common Shares at the then current 5-day VWAP less a 10% discount, or at its election, a combination thereof.

On March 30, 2021, the Company granted 25,000 Stock Options with an exercise price per Stock Option of C$10.20 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On May 14, 2021, the Company granted 12,500 Stock Options with an exercise price per Stock Option of C$10.80 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On June 30, 2021, the Company granted 833 Stock Options with an exercise price per Stock Option of C$12.60 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On June 30, 2021, the Company granted 40,625 Stock Options with an exercise price per Stock Option of C$18.00 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On August 12, 2021, the Company granted 1,667 Stock Options with an exercise price per Stock Option of C$14.4 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On August 25, 2021, the Company completed a public offering of 2,096,354 units at a price of $9.60 for gross proceeds of $20,125,000 and the issuance of 146,745 compensation warrants with a strike price of $9.60. Each unit consisted of one Common Share and one-quarter purchase warrant. Each purchase warrant entitles the holder thereof to purchase one common share at an exercise price of $12.60 per share at any time for five years.

On September 1, 2021, the Company granted 8,333 Stock Options with an exercise price per Stock Option of C$12.60 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On September 22, 2021, the Company granted 58,333 Stock Options with an exercise price per Stock Option of C$11.40 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On November 12, 2021, the Company granted 8,333 Stock Options with an exercise price per Stock Option of C$10.80 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

On December 9, 2021, the Company granted 41,667 Stock Options with an exercise price per Stock Option of C$8.40 to certain directors, executives and employees. No consideration was received by the Company for the issuance.

2022

On February 10, 2022, the Company granted 112,500 Stock Options with an exercise price per Stock Option of C$8.40 to certain directors, advisors, executives and employees. No consideration was received by the Company for this issuance.

On February 14, 2022, the Company granted 8,333 Stock Options with an exercise price per Stock Option of C$8.40 to certain employees. No consideration was received by the Company for this issuance.

On April 14, 2022, the Company granted 30,833 Stock Options with an exercise price per Stock Option of C$7.20 to a certain employee. No consideration was received by the Company for this issuance.

II-4

Between June 17, 2022 and June 19, 2022, in satisfaction of the notices of conversion received from the holders of the Amended and Restated Debentures, the Company issued, in the aggregate, 70,000,000 Series 1 Preferred Shares to the Amended and Restated Debenture holders in accordance with the terms of the Amended and Restated Debentures and made cash payments to settle accrued interest through the conversion dates in the amount of $17,069. At the holder’s option, the Amended and Restated Debentures are convertible into Common Shares after giving effect to any capital reorganization of the Company, resulting in 1,166,666 Common Shares reserved for issuance.

On August 25, 2021, the Company completed a public offering of 2,096,354 units at a price of $9.60 for gross proceeds of $20,125,000 and the issuance of 146,745 compensation warrants with a strike price of $9.60. Each unit consisted of one Common Share and one-quarter purchase warrant. Each purchase warrant entitles the holder thereof to purchase one common share at an exercise price of $12.60 per share at any time for five years.

On September 19, 2022, the Company granted 208,334 stock options with an exercise price per stock option of $7.10 to Dr. Farfel in connection with her appointment as CEO of the Company.

On October 11, 2022, the Company completed the PIPE Offering of 1,383,755 PIPE Units to Selling Shareholders for gross proceeds of approximately $7.47 million before deducting placement agent fees and other offering expenses.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Amended and Restated Placement Agent Agreement, dated September 22, 2022, by and between ProMIS Neurosciences Inc. and Ceros Financial Services, Inc. (incorporated herein by reference to Exhibit 1.1 to ProMIS’ Current Report on Form 8-K filed October 17, 2022).

1.2	Amendment No. 1 to Amended and Restated Placement Agent Agreement, dated October 5, 2022 by and between ProMIS Neurosciences Inc. and Ceros Financial Services, Inc. (incorporated herein by reference to Exhibit 1.2 to ProMIS’ Current Report on Form 8-K filed October 17, 2022).

3.1	Articles. (incorporated herein by reference to Exhibit 3.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

3.1.1	Certificate of Amendment to the Articles dated July 8, 2015. (incorporated herein by reference to Exhibit 3.1.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

3.1.2	Certificate of Amendment to the Articles dated June 17, 2022. (incorporated herein by reference to Exhibit 3.1.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

3.1.3	Certificate of Amendment to the Articles dated June 21, 2022. (incorporated herein by reference to Exhibit 3.1.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

3.2	Amended and Restated By-law No. 1. (incorporated herein by reference to Exhibit 3.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

3.2.1	By-law No. 2. (incorporated herein by reference to Exhibit 3.2.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

4.1	Form of Amended and Restated Unsecured Convertible Debenture dated June 17, 2022. (incorporated herein by reference to Exhibit 4.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

4.2	Form of PIPE Warrant. (incorporated herein by reference to Exhibit 4.2 to ProMIS’ Current Report on Form 8-K filed October 17, 2022).

II-5

4.3	Form of Placement Agent Warrant. (incorporated herein by reference to Exhibit 4.3 to ProMIS’ Current Report on Form 8-K filed October 17, 2022)

5.1**	Opinion of McMillan LLP.

10.1+	Joint Venture Agreement dated July 7, 2020 by and between ProMIS Neurosciences Inc. and BC Neuroimmunology Lab Inc. (incorporated herein by reference to Exhibit 10.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.2+	Joint Venture Agreement dated July 8, 2020 by and between ProMIS Neurosciences Inc. and BC Neuroimmunology Lab Inc. (incorporated herein by reference to Exhibit 10.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3+	Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. effective April 1, 2016. (incorporated herein by reference to Exhibit 10.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.1+	Amendment No. 1 dated February 13, 2017 to the Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.3.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.2+	Amendment No. 2 dated July 5, 2018 to the Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.3.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.3+	Amendment No. 3 dated February 13, 2019 to the Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.3.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.4+	Amendment No. 4 dated September 9, 2019 to the Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.3.4 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.5+**	Amendment No. 5 dated January 11, 2022 to the Collaborative Research Agreement by and between the University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc.

10.3.6+**	Memo dated November 24, 2021 confirming increase of ProMIS Neurosciences Inc. SRA with the University of British Columbia.

10.4+	Amended and Restated License Agreement dated October 6, 2015 by and between The University of British Columbia and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.4 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.5+	License Agreement dated August 3, 2006 by and between Amorfix Life Sciences Ltd. and an Affiliate of Biogen Idec Inc. (incorporated herein by reference to Exhibit 10.5 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

II-6

10.6+	Exclusive License Agreement dated July 14, 2010 by and between Amorfix Life Sciences Ltd. and Biogen Idec MA Inc. (incorporated herein by reference to Exhibit 10.6 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.7+	License Agreement dated April 4, 2006 by and between University Health Network and Amorfix Life Sciences Inc. (incorporated herein by reference to Exhibit 10.7 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.7.1	Amendment dated July 13, 2006 to the License Agreement dated April 4, 2006 by and between University Health Network and Amorfix Life Sciences Inc. (incorporated herein by reference to Exhibit 10.7.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.7.2+	Amendment No. 2 dated July 11, 2007 to the License Agreement dated April 4, 2006 by and between University Health Network and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.7.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.7.3+	Amendment No. 3 dated November 4, 2013 to the to the License Agreement dated April 4, 2006 by and between University Health Network and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.7.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.8†+	Consulting Agreement dated April 1, 2021 by and between Elliot Paul Goldstein, MD and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.8 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.8.1†+	Consulting Agreement dated October 1, 2021 by and between Elliot Goldstein, MD and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.8.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.9†+	Advisory Consulting Agreement dated May 26, 2021 by and between ProMIS Neurosciences Inc. and David Wishart. (incorporated herein by reference to Exhibit 10.9 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.10†+	Consulting and Advisory Agreement dated March 1, 2005 by and between Amorfix Life Sciences Ltd. And Neil Cashman. (incorporated herein by reference to Exhibit 10.10 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.11†+	Consulting Agreement dated June 29, 2015 by and between Amorfix Life Sciences Ltd. and Virtua, LLC. (incorporated herein by reference to Exhibit 10.11 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.12†+	Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.12.1†+	Amendment No. 1 dated March 27, 2017 to Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.12.2†	Amendment No. 2 dated December 12, 2017 to Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

II-7

10.12.3†	Amendment No. 3 dated August 28, 2018 to Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.12.4†+	Amendment No. 4 dated March 27, 2017 to Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12.4 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.13	Form of Finder’s Warrant Certificate dated April 30, 2018. (incorporated herein by reference to Exhibit 10.13 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.14	Form of Non-US Warrant Certificate dated April 30, 2018. (incorporated herein by reference to Exhibit 10.14 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.15	Form of Employee Stock Option Commitment. (incorporated herein by reference to Exhibit 10.15 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.16+	Form of Unit Subscription Agreement for Non-U.S. Subscribers dated February 25, 2020. (incorporated herein by reference to Exhibit 10.16 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.17+	Form of Unit Subscription Agreement for Non-U.S. Subscribers dated June 17, 2019. (incorporated herein by reference to Exhibit 10.17 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.18+	Form of Unit Subscription Agreement for U.S. Subscribers dated November 27, 2018. (incorporated herein by reference to Exhibit 10.18 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.19+	Form of Unit Subscription Agreement for U.S. Subscribers dated October 21, 2019. (incorporated herein by reference to Exhibit 10.19 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.20+	Form of Unit Subscription Agreement for U.S. Subscribers dated April 13, 2018. (incorporated herein by reference to Exhibit 10.20 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.21+	Form of Unit Subscription Agreement for Non-U.S. Subscribers dated April 13, 2018. (incorporated herein by reference to Exhibit 10.21 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.22+	Form of Unit Subscription Agreement for Non-U.S. Subscribers dated November 27, 2018. (incorporated herein by reference to Exhibit 10.22 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.23+	Form of Unit Subscription Agreement for Non-U.S. Subscribers dated October 21, 2019. (incorporated herein by reference to Exhibit 10.23 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.24+	Form of Finder’s Warrant Certificate dated November 2020. (incorporated herein by reference to Exhibit 10.24 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.25+	Form of Non-U.S. Finder’s Warrant Certificate dated January 2019. (incorporated herein by reference to Exhibit 10.25 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.26+	Form of Non-U.S. Warrant Certificate dated January 2019. (incorporated herein by reference to Exhibit 10.26 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.27+	Form of Non-U.S. Warrant Certificate dated June 2019. (incorporated herein by reference to Exhibit 10.27 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

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10.28+	Form of U.S. Warrant Certificate dated January 2019. (incorporated herein by reference to Exhibit 10.28 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.29+	Form of U.S. Warrant Certificate dated November 2020. (incorporated herein by reference to Exhibit 10.29 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.30	Form of Special Warrant Certificate dated November 4, 2020. (incorporated herein by reference to Exhibit 10.30 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.31	Form of U.S. Special Warrant Certificate dated November 4, 2020. (incorporated herein by reference to Exhibit 10.31 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.32+	Form of Warrant Certificate dated November 2020. (incorporated herein by reference to Exhibit 10.32 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.33+	Technology License Agreement dated February 1, 2006 by and between Dr. Neil Roy Cashman and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.33 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.34+	Service Agreement dated September 1, 2020 by and between The University of Saskatchewan and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.34 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.35+	Assignment Agreement dated February 18, 2005 by and between Neil R. Cashman and Marty Lehto and the Governing Council of the University of Toronto and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.35 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.35.1	Amendment Agreement dated April 1, 2005 to the Assignment Agreement dated February 18, 2005 by and between Neil R. Cashman and Marty Lehto and the Governing Council of the University of Toronto and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.35.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.36†+	Executive Employment Agreement of Eugene Williams dated December 31, 2021. (incorporated herein by reference to Exhibit 10.36 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.37†+	Executive Employment Agreement of Gavin Malenfant dated December 31, 2021. (incorporated herein by reference to Exhibit 10.37 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.38†**	ProMIS Neurosciences Inc. 2015 Stock Option Plan.

10.39†	Amorfix Life Sciences Ltd. Deferred Share Unit Plan for Canadian Senior Officers. (incorporated herein by reference to Exhibit 10.39 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.40	Form of Non-U.S. Finder’s Warrant Certificate dated November 2019. (incorporated herein by reference to Exhibit 10.40 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.41	Form of Non-U.S. Warrant Certificate dated November 2019. (incorporated herein by reference to Exhibit 10.41 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.42	Form of U.S. Warrant Certificate dated November 2019. (incorporated herein by reference to Exhibit 10.42 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

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10.43	Form of Non-U.S. Warrant Certificate dated November 2020. (incorporated herein by reference to Exhibit 10.43 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.44	Form of Broker Warrant dated August 2021. (incorporated herein by reference to Exhibit 10.44 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.45	Form of Non-U.S. Warrant Certificate dated August 2021. (incorporated herein by reference to Exhibit 10.45 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.46	Form of U.S. Warrant Certificate dated August 2021. (incorporated herein by reference to Exhibit 10.46 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.47†+	Consulting Agreement dated April 1, 2022 by and between ProMIS Neurosciences Inc. and Larry Altstiel. (incorporated herein by reference to Exhibit 10.47 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.48	Strategic Services Agreement, dated September 12, 2022, by and between ProMIS Neurosciences Inc. and Eugene Williams, effective September 19, 2022. (incorporated herein by reference to Exhibit 10.48 to ProMIS’ Current Report on Form 8-K filed September 13, 2022).

10.49	Executive Employment Agreement of Gail Farfel dated September 12, 2022, effective September 19, 2022. (incorporated herein by reference to Exhibit 10.49 to ProMIS’ Current Report on Form 8-K filed September 13, 2022).

10.50+**	Unit Purchase Agreement by and between ProMIS Neurosciences Inc. and various investors.

10.51**	Registration Rights Agreement by and between ProMIS Neurosciences Inc. and various investors.

10.52**	Executive Employment Agreement of Neil Cashman dated January 21, 2022, effective February 1, 2022.

16.1	Letter from PricewaterhouseCoopers LLP dated July 28, 2022 to the Securities and Exchange Commission regarding change in certifying accountant. (incorporated herein by reference to Exhibit 16.1 to ProMIS’ Current Report on Form 8-K filed July 29, 2022).

23.1*	Consent of Baker Tilly US, LLP.

23.2**	Consent of McMillan LLP. (included within Exhibit 5.1 hereto).

24.1**	Power of Attorney. (included on the signature page to the initial filing of the Registration Statement).

101.INS**	Inline XBRL Instance Document.

101.SCH**	Inline XBRL Taxonomy Extension Schema Document.

101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

107**	Filing Fee Table.

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*	Filed herewith.

**	Previously filed.

†	Indicates a management contract or compensatory plan or arrangement.

+	Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(5), 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6)	That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ontario, Canada, on November 4, 2022.

PROMIS NEUROSCIENCES INC

By:	*
Name:	Gail Farfel, Ph.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amended registration statement has been signed by the following persons in the capacities indicated on November 4, 2022.

Name		Title
By:	*	Chief Executive Officer
	Gail Farfel, Ph.D.	(Principal Executive Officer)

By:	*	Chief Financial Officer
	Daniel Geffken	(Principal Financial Officer)

By:	/s/ Max A. Milbury	Director of Finance
	Max A. Milbury	(Principal Accounting Officer)

By:	*	Chairman
Eugene Williams

By:	*	Lead Independent Director
Maggie Shafmaster

By:	*	Director
Neil Cashman, M.D.

By:	*	Director
William Wyman

By:	*	Director
Patrick Kirwin

By:	*	Director
Richard Gregory

By:	*	Director
Josh Mandel-Brehm

By:	*	Director
Neil Warma

* Pursuant to Power of Attorney

By:	/s/ Max A. Milbury
Max A. Milbury
As Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this amended Form S-1, solely in its capacity as duly authorized representative of ProMIS Neurosciences Inc. in the United States, on November 4, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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